Exhibit 99.1
CRITEO REPORTS STRONG FINANCIAL RESULTS IN THIRD QUARTER 2021

Raises Outlook for Fiscal 2021 Revenue ex-TAC and Adjusted EBITDA margin
Announces Extension of Share Repurchase Authorization from $100 million to $175 million

NEW YORK - November 3, 2021 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global technology company that provides the world's leading Commerce Media Platform, today announced financial results for the third quarter ended September 30, 2021 that exceeded the Company's quarterly guidance.

Third Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$509	$470	8%	$1,601	$1,411	13%
Gross Profit	$176	$151	16%	$538	$470	14%
Net Income	$24	$5	358%	$63	$28	125%
Diluted EPS	$0.37	$0.09	311%	$0.94	$0.43	119%
Cash from operating activities	$51	$51	—%	$155	$141	10%
Net cash position	$497	$627	(21)%	$497	$627	(21)%

Non-GAAP Results[1]
Revenue ex-TAC	$211	$186	13%	$645	$572	13%
Revenue ex-TAC margin	41%	40%	1ppt	40%	41%	(1)ppt
Adjusted EBITDA	$68	$49	38%	$212	$148	43%
Adjusted diluted EPS	$0.64	$0.40	60%	$1.94	$1.18	64%
Free Cash Flow (FCF)	$35	$38	(8)%	$112	$98	14%
FCF / Adjusted EBITDA	51%	77%	(26)ppt	53%	66%	(13)ppt

“We achieved yet another strong quarter of double-digit growth, driven by the acceleration of our new solutions and healthy performance in retargeting,” said Megan Clarken, Chief Executive Officer. “As a global powerhouse in commerce media, we are focused on delivering the best performing commerce audiences at scale for our large and growing base of 22,000 marketer and brand customers across the open Internet. The sustained momentum in our company transformation and solid execution of our Commerce Media Platform strategy position us well to drive long-term sustainable growth and shareholder value.”

Q3 2021 Operating Highlights

•Criteo's media spend activated by the Commerce Media Platform for marketers and media owners was over $2.5 billion in the last 12 months and close to $615M in Q3 growing 23% at constant currency2.
•We delivered the highest growth in our New Solutions in four quarters at 66% year-over-year at constant currency2, now representing 28% of total revenue ex-TAC.
•Retail Media revenue ex-TAC grew 65% year-over-year at constant currency2 and same-retailer revenue ex-TAC3 for Retail Media increased 66% year-over-year.
•We added Lowe's, Walmart Canada, BestBuy and Douglas to our Retail Media Platform.
•We added over 400 net new clients and closed the quarter with close to 22,000 clients.
•Same-client revenue3 increased 5% and same-client revenue ex-TAC2 increased 9% year-over-year at constant currency2.
•About 60% of our daily active users on the web are addressable through media owners we have direct access to, as we continue to build Criteo's first-party media network.
•Manuela Montagnana was appointed Chief People Officer to lead Criteo's People team and talent strategy.
___________________________________________________
1 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2020 average exchange rates for the relevant period to 2021 figures.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Third Quarter Financial Summary

Revenue for Q3 2021 was $509 million and Revenue ex-TAC was $211 million. Net income was $24 million, or $0.37 per share on a diluted basis. Adjusted EBITDA was $68 million, resulting in an adjusted diluted EPS of $0.64. At constant currency, Revenue increased by 8% and Revenue ex-TAC increased by 14%. Cash flow from operating activities was $155 million and Free Cash Flow was $35 million, growing 14% in the first nine months 2021 to $112 million, representing a Free Cash Flow conversion rate of 53% of Adjusted EBITDA in the first nine months 2021. As of September 30, 2021, we had $554 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, "We are raising our financial guidance for the full year 2021 in light of our third quarter outperformance and continued business momentum carrying into the fourth quarter. Importantly, with solid operating margins and strong cash generation, we are well positioned to continue to transform and execute our commerce media vision.”

Revenue, Revenue ex-TAC and Gross Profit

Revenue increased by 8% year-over-year in Q3 2021, or 8% at constant currency, to $509 million (Q3 2020: $470 million). Revenue ex-TAC in the third quarter increased 13% year-over-year, or 14% at constant currency, to $211 million (Q3 2020: $186 million). Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 41% (Q3 2020: 40%), up 200 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Retail Media Platform.

•Marketing Solutions revenue grew 11% (or 12% at constant currency) and Marketing Solutions revenue ex-TAC grew 8% (or 8% at constant currency), driven by healthy demand from Retail clients, both on our retargeting and audience targeting solutions, partially offset by anticipated identity and privacy changes.
•Retail Media revenue decreased 14% (or 15% at constant currency) reflecting the impact related to the ongoing client migration to our Retail Media Platform ("RMP"). Retail Media revenue ex-TAC increased 65% (or 65% on a constant currency basis), driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the RMP.

•In the Americas, Revenue was flat year-over-year, or flat at constant currency, to $204 million and represented 40% of total Revenue. Revenue ex-TAC increased 19% year-over-year, or 18% at constant currency, to $88 million and represented 42% of total Revenue ex-TAC.
•In EMEA, Revenue increased 12% year-over-year, or 12% at constant currency, to $188 million and represented 37% of total Revenue. Revenue ex-TAC increased 8% year-over-year, or 8% at constant currency, to $76 million and represented 36% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue increased 18% year-over-year, or 21% at constant currency, to $116 million and represented 23% of total Revenue. Revenue ex-TAC increased 13% year-over-year, or 15% at constant currency, to $47 million and represented 22% of total Revenue ex-TAC.

Gross profit increased by 16% year-over-year in Q3 2021, or 16% at constant currency, to $176 million (Q3 2020: $151 million).

Net Income and Adjusted Net Income

Net income grew 358% to $24 million in Q3 2021 (Q3 2020: $5 million). Net income margin as a percentage of revenue was 5% (Q3 2020: 1%). Net income available to shareholders of Criteo S.A. was $23 million, or $0.37 per share on a diluted basis (Q3 2020: $5 million, or $0.09 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs and the tax impact of these adjustments, was $41 million, or $0.64 per share on a diluted basis (Q3 2020: $24 million, or $0.40 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA increased 38% year-over-year, or 37% at constant currency, to $68 million (Q3 2020: $49 million), driven by the Revenue ex-TAC performance over the period and effective cost management balanced with growth investments. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 32% (Q3 2020: 27%).

Operating expenses remained flat at $144 million (Q3 2020: $143 million), reflecting investments in our growth areas, including Product, Sales and R&D, balanced with disciplined and effective expense management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP Operating Expenses, increased by 6% or $7 million, to $123 million (Q3 2020: $117 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was flat year-over-year to $51 million in Q3 2021 (Q3 2020: $51 million) and grew 10% to $155 million in the first nine months of 2021 (9 months 2020: $141 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 8% to $35 million in Q3 2021 (Q3 2020: $38 million), and grew 14% in the first nine months 2021 to $112 million (9 months 2020: $98 million), driving a Free Cash Flow conversion rate of 53% of Adjusted EBITDA in the first nine months 2021 (9 months 2020: 67%).

Cash and cash equivalents increased $9 million compared to December 31, 2020 to $497 million and $554 million including marketable securities, after spending $73 million on share repurchases in the first nine months 2021.

As of September 30, 2021, the Company had total financial liquidity in excess of $1 billion, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of November 3, 2021.

Fiscal year 2021 guidance:
•We raise our Revenue ex-TAC growth outlook to approximately +10% at constant-currency.
•We raise our Adjusted EBITDA margin outlook to approximately 35% of Revenue ex-TAC.

Fourth quarter 2021 guidance:
•We expect Revenue ex-TAC between $271 million and $274 million, or year-over-year growth at constant-currency of +8% to +9%.
•We expect Adjusted EBITDA between $107 million and $110 million, or an Adjusted EBITDA margin of 39% to 40%.

The above guidance for the fourth quarter and fiscal year ending December 31, 2021 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.839, a U.S. dollar-Japanese Yen rate of 109, a U.S. dollar-British pound rate of 0.717, a U.S. dollar-Korean Won rate of 1,144 and a U.S. dollar-Brazilian real rate of 5.34.

The above guidance assumes no acquisitions are completed during the fourth quarter and fiscal year ended December 31, 2021.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results

Extension of Share Repurchase Authorization from $100 million to $175 million

Criteo continues to execute on its strategic plan and Company transformation, investing in the growth of the business and leveraging its strong balance sheet position.

Criteo today announces that the board of directors has authorized the extension of its current share repurchase program of up to $100 million of the Company’s outstanding American Depositary Shares to an increased amount of up to $175 million. The Company intends to use repurchased shares under this extended program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders, as well as to fund potential acquisitions in the future.

Under the terms of the authorization, the stock purchases may be made from time to time on the NASDAQ Global Select Market in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Revenue ex-TAC by Solution to revenue by solution, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2021 and the year ended December 31, 2021, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have an impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, November 3, 2021, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company's website http://ir.criteo.com and will subsequently be available for replay.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,700 Criteo team members partner with over 21,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Melanie Dambre, Director, Investor Relations, m.dambre@criteo.com

Criteo Public Relations
Maribel Henriquez, Senior Communications Manager, m.henriquez@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$497,458	$488,011
Trade receivables, net of allowances of $44.7 million and $39.9 million at September 30, 2021 and December 31, 2020, respectively	439,493	474,055
Income taxes	14,276	11,092
Other taxes	75,214	69,987
Other current assets	23,185	21,405
Marketable securities - current portion	46,311	—
Total current assets	1,095,937	1,064,550
Property, plant and equipment, net	150,112	189,505
Intangible assets, net	89,288	79,744
Goodwill	330,561	325,805
Right of Use Asset - operating lease	117,273	114,012
Marketable securities - non current portion	10,000	41,809
Non-current financial assets	7,371	18,109
Deferred tax assets	13,951	19,876
Total non-current assets	718,556	788,860
Total assets	$1,814,493	$1,853,410

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$349,985	$367,025
Contingencies	2,828	2,250
Income taxes	489	2,626
Financial liabilities - current portion	489	2,889
Lease liability - operating - current portion	31,309	48,388
Other taxes	53,249	58,491
Employee - related payables	72,679	85,272
Other current liabilities	38,818	33,390
Total current liabilities	549,846	600,331
Deferred tax liabilities	4,138	5,297
Defined benefit plans	6,167	6,167
Financial liabilities - non current portion	367	386
Lease liability - operating - non current portion	92,859	83,007
Other non-current liabilities	9,864	5,535
Total non-current liabilities	113,395	100,392
Total liabilities	663,241	700,723
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,315,019 and 66,272,106 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	2,162	2,161
Treasury stock, 5,544,527 and 5,632,536 shares at cost as of September 30, 2021 and December 31, 2020, respectively.	(122,390)	(85,570)
Additional paid-in capital	727,613	693,164
Accumulated other comprehensive income (loss)	(25,349)	16,028
Retained earnings	534,320	491,359
Equity - attributable to shareholders of Criteo S.A.	1,116,356	1,117,142
Non-controlling interests	34,896	35,545
Total equity	1,151,252	1,152,687
Total equity and liabilities	$1,814,493	$1,853,410

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue	$508,580	$470,345	8%	$1,600,968	$1,411,335	13%

Cost of revenue
Traffic acquisition cost	(297,619)	(284,401)	5%	(956,364)	(839,463)	14%
Other cost of revenue	(34,935)	(34,608)	1%	(107,011)	(102,328)	5%

Gross profit	176,026	151,336	16%	537,593	469,544	14%

Operating expenses:
Research and development expenses	(33,345)	(30,954)	8%	(106,957)	(99,716)	7%
Sales and operations expenses	(75,619)	(83,659)	(10)%	(235,724)	(244,414)	(4)%
General and administrative expenses	(34,877)	(28,672)	22%	(108,779)	(83,772)	30%
Total Operating expenses	(143,841)	(143,285)	0.4%	(451,460)	(427,902)	6%
Income from operations	32,185	8,051	300%	86,133	41,642	107%
Financial expense	(154)	(491)	(69)%	(1,391)	(1,828)	(24)%
Income before taxes	32,031	7,560	324%	84,742	39,814	113%
Provision for income taxes	(7,801)	(2,267)	244%	(22,033)	(11,943)	84%
Net Income	$24,230	$5,293	358%	$62,709	$27,871	125%

Net income available to shareholders of Criteo S.A.	$23,481	$5,227	349%	$60,691	$26,402	130%
Net income available to non-controlling interests	$749	$66	1,035%	$2,018	$1,469	37%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,873,594	60,080,598		60,759,613	61,059,345
Diluted	64,197,686	61,027,795		64,313,526	61,644,827

Net income allocated to shareholders per share:
Basic	$0.39	$0.09	333%	$1.00	$0.43	133%
Diluted	$0.37	$0.09	311%	$0.94	$0.43	119%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$24,230	$5,293	358%	$62,709	$27,871	125%
Non-cash and non-operating items	37,668	39,831	(5)%	103,573	105,742	(2)%
- Amortization and provisions	25,533	24,680	3%	67,919	79,631	(15)%
- Equity awards compensation expense (1)	13,289	6,803	95%	32,174	22,465	43%
- Net gain or (loss) on disposal of non-current assets	735	591	24%	4,694	2,734	72%
- Change in deferred taxes	2,263	(80)	NM	4,568	(7,697)	(159)%
- Change in income taxes	(4,165)	6,684	(162)%	(5,820)	7,411	(179)%
- Other	13	1,153	(99)%	38	1,198	(97)%
Changes in working capital related to operating activities	(10,719)	6,032	(278)%	(11,381)	7,663	(249)%
- (Increase) / Decrease in trade receivables	(9,541)	(4,177)	128%	16,654	122,529	(86)%
- Increase / (Decrease) in trade payables	14,213	8,494	67%	(5,693)	(95,303)	(94)%
- (Increase) / Decrease in other current assets	(7,523)	(2,762)	172%	(12,710)	2,288	(656)%
- Increase / (Decrease) in other current liabilities	(4,705)	6,303	(175)%	(5,774)	(20,145)	(71)%
- Change in operating lease liabilities and right of use assets	(3,163)	(1,826)	73%	(3,858)	(1,706)	126%
CASH FROM OPERATING ACTIVITIES	51,179	51,156	—%	154,901	141,276	10%
Acquisition of intangible assets, property, plant and equipment	(16,767)	(16,308)	3%	(44,383)	(57,037)	(22)%
Change in accounts payable related to intangible assets, property, plant and equipment	810	3,410	(76)%	1,518	13,870	(89)%
Payment for businesses, net of cash acquired	71	(3)	NM	(9,527)	(3)	NM
Change in other non-current financial assets	6,505	(280)	NM	(13,803)	(20,629)	(33)%
CASH USED FOR INVESTING ACTIVITIES	(9,381)	(13,181)	(29)%	(66,195)	(63,799)	4%
Proceeds from borrowings under line-of-credit agreement	—	3,193	(100)%	—	157,503	(100)%
Repayment of borrowings	10	(12)	(183)%	(1,262)	(181)	597%
Proceeds from exercise of stock options	12,113	117	NM	21,688	101	NM
Repurchase of treasury stocks	(37,682)	(10,554)	257%	(72,611)	(43,655)	66%
Change in other financial liabilities	(2,888)	(1,083)	167%	(3,636)	(2,010)	81%
CASH (USED FOR) FROM FINANCING ACTIVITIES	(28,447)	(8,339)	241%	(55,821)	111,758	(150)%
Effect of exchange rates changes on cash and cash equivalents	(5,414)	18,927	(129)%	(23,438)	18,746	(225)%
Net increase in cash and cash equivalents	7,937	48,563	(84)%	9,447	207,981	(95)%
Net cash and cash equivalents at beginning of period	489,521	578,181	(15)%	488,011	418,763	17%
Net cash and cash equivalents at end of period	$497,458	$626,744	(21)%	$497,458	$626,744	(21)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(9,703)	$4,337	(324)%	$(23,285)	$(12,229)	90%
Cash paid for interest	$(403)	$(153)	163%	$(1,139)	$(819)	39%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $12.8 million and $6.5 million of equity awards compensation expense for the quarter ended September 30, 2021 and 2020, respectively, and $30.8 million and $21.4 million of equity awards compensation for the nine months ended September, 30, 2021 and 2020, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$51,179	$51,156	—%	$154,901	$141,276	10%
Acquisition of intangible assets, property, plant and equipment	(16,767)	(16,308)	3%	(44,383)	(57,037)	(22)%
Change in accounts payable related to intangible assets, property, plant and equipment	810	3,410	(76)%	1,518	13,870	(89)%
FREE CASH FLOW (1)	$35,222	$38,258	(8)%	$112,036	$98,109	14%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC to Revenue
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$204,428	$204,618	—%	—%	$629,555	$582,037	8%	8%
EMEA	188,354	167,800	12%	12%	609,753	517,535	18%	12%
Asia-Pacific	115,798	97,927	18%	21%	361,660	311,763	16%	15%
Total	508,580	470,345	8%	8%	1,600,968	1,411,335	13%	11%

Traffic acquisition costs (1)
Americas	(116,796)	(130,756)	(11)%	(11)%	(378,756)	(366,095)	3%	4%
EMEA	(111,869)	(97,272)	15%	15%	(363,264)	(295,822)	23%	16%
Asia-Pacific	(68,954)	(56,373)	22%	25%	(214,344)	(177,546)	21%	19%
Total	(297,619)	(284,401)	5%	5%	(956,364)	(839,463)	14%	11%

Revenue ex-TAC (1)
Americas	87,632	73,862	19%	18%	250,799	215,942	16%	16%
EMEA	76,485	70,528	8%	8%	246,489	221,713	11%	6%
Asia-Pacific	46,844	41,554	13%	15%	147,316	134,217	10%	8%
Total	$210,961	$185,944	13%	14%	$644,604	$571,872	13%	10%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Solution	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$458,622	$412,126	11%	12%	$1,429,277	$1,263,169	13%	11%
Retail Media (2)	49,958	58,219	(14)%	(15)%	171,691	148,166	16%	14%
Total	508,580	470,345	8%	8%	1,600,968	1,411,335	13%	11%

Traffic acquisition costs (1)
Marketing Solutions	(276,498)	(243,616)	13%	14%	(861,503)	(735,663)	17%	15%
Retail Media (2)	(21,121)	(40,785)	(48)%	(49)%	(94,861)	(103,800)	(9)%	(10)%
Total	(297,619)	(284,401)	5%	5%	(956,364)	(839,463)	14%	11%

Revenue ex-TAC (1)
Marketing Solutions	182,124	168,510	8%	8%	567,774	527,506	8%	5%
Retail Media (2)	28,837	17,434	65%	65%	76,830	44,366	73%	70%
Total	$210,961	$185,944	13%	14%	$644,604	$571,872	13%	10%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.

(2) Criteo operates as one operating segment. From January 1, 2021 we have disaggregated revenues between Marketing Solutions and Retail Media. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Revenue ex-TAC margin will increase. Revenue ex-TAC will not be impacted by this transition.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$24,230	$5,293	358%	$62,709	$27,871	125%
Adjustments:
Financial expense	154	491	(69)%	1,391	1,828	(24)%
Provision for income taxes	7,801	2,267	244%	22,033	11,943	84%
Equity awards compensation expense	13,290	6,803	95%	32,841	22,465	46%
Research and development	4,858	3,333	46%	11,572	7,771	49%
Sales and operations	3,875	3,190	21%	9,880	8,380	18%
General and administrative	4,557	280	NM	11,389	6,314	80%
Pension service costs	330	572	(42)%	1,005	1,649	(39)%
Research and development	170	286	(41)%	520	824	(37)%
Sales and operations	52	101	(49)%	158	291	(46)%
General and administrative	108	185	(42)%	327	534	(39)%
Depreciation and amortization expense	22,301	21,752	3%	66,646	66,098	0.8%
Cost of revenue (data center equipment)	15,520	14,712	5%	46,508	40,581	15%
Research and development (1)	2,557	1,721	49%	6,517	9,029	(28)%
Sales and operations	3,545	4,176	(15)%	11,201	12,737	(12)%
General and administrative	679	1,143	(41)%	2,420	3,751	(35)%
Acquisition-related costs	2,091	112	NM	5,138	112	NM
General and administrative	2,091	112	NM	5,138	112	NM
Restructuring related and transformation (gain )costs (2)	(1,767)	12,181	(115)%	19,865	15,606	27%
Research and development	(1,029)	1,985	(152)%	5,238	3,493	50%
Sales and operations	(106)	5,357	(102)%	8,812	6,793	30%
General and administrative	(632)	4,839	(113)%	5,815	5,320	9%
Total net adjustments	44,200	44,178	—%	148,919	119,701	24%
Adjusted EBITDA (3)	$68,430	$49,471	38%	$211,628	$147,572	43%
(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization expense for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months and the Nine Months Ended September 2021, and September 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
(Gain) from forfeitures of share-based compensation awards	—	—	(666)	—
Facilities related (gain) costs	(1,645)	7,023	14,692	8,817
Payroll related (gain) costs	(334)	2,858	4,637	4,489
Consulting costs related to transformation	212	2,300	1,202	2,300
Total restructuring related and transformation (gain) costs	$(1,767)	$12,181	$19,865	$15,606
For the three months ended and the nine months ended September 30, 2021 and September 30, 2020, respectively, the cash outflows related to restructuring related and transformation costs were $4.4 million and $ 6.2 million, and $20.9 million and $13.0 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Research and Development expenses	$(33,345)	$(30,954)	8%	$(106,957)	$(99,716)	7%
Equity awards compensation expense	4,858	3,333	46%	11,572	7,771	49%
Depreciation and Amortization expense	2,557	1,721	49%	6,517	9,029	(28)%
Pension service costs	170	286	(41)%	520	824	(37)%
Restructuring related and transformation (gain) costs	(1,029)	1,985	(152)%	5,238	3,493	50%
Non GAAP - Research and Development expenses	(26,789)	(23,629)	13%	(83,110)	(78,599)	6%
Sales and Operations expenses	(75,619)	(83,659)	(10)%	(235,724)	(244,414)	(4)%
Equity awards compensation expense	3,875	3,190	21%	9,880	8,380	18%
Depreciation and Amortization expense	3,545	4,176	(15)%	11,201	12,737	(12)%
Pension service costs	52	101	(49)%	158	291	(46)%
Restructuring related and transformation (gain) costs	(106)	5,357	(102)%	8,812	6,793	30%
Non GAAP - Sales and Operations expenses	(68,253)	(70,835)	(4)%	(205,673)	(216,213)	(5)%
General and Administrative expenses	(34,877)	(28,672)	22%	(108,779)	(83,772)	30%
Equity awards compensation expense	4,557	280	NM	11,389	6,314	80%
Depreciation and Amortization expense	679	1,143	(41)%	2,420	3,751	(35)%
Pension service costs	108	185	(42)%	327	534	(39)%
Acquisition-related costs	2,091	112	NM	5,138	112	NM
Restructuring related and transformation (gain) costs	(632)	4,839	(113)%	5,815	5,320	9%
Non GAAP - General and Administrative expenses	(28,074)	(22,113)	27%	(83,690)	(67,741)	24%
Total Operating expenses	(143,841)	(143,285)	0.4%	(451,460)	(427,902)	6%
Equity awards compensation expense	13,290	6,803	95%	32,841	22,465	46%
Depreciation and Amortization expense	6,781	7,040	(4)%	20,138	25,517	(21)%
Pension service costs	330	572	(42)%	1,005	1,649	(39)%
Acquisition-related costs	2,091	112	NM	5,138	112	NM
Restructuring related and transformation (gain) costs	(1,767)	12,181	(115)%	19,865	15,606	27%
Total Non GAAP Operating expenses (1)	$(123,116)	$(116,577)	6%	$(372,473)	$(362,553)	3%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Equity awards compensation expense
Research and development	$4,858	$3,333	46%	$11,572	$7,771	49%
Sales and operations	3,875	3,190	21%	9,880	8,380	18%
General and administrative	4,557	280	NM	11,389	6,314	80%
Total equity awards compensation expense	13,290	6,803	95%	32,841	22,465	46%

Pension service costs
Research and development	170	286	(41)%	520	824	(37)%
Sales and operations	52	101	(49)%	158	291	(46)%
General and administrative	108	185	(42)%	327	534	(39)%
Total pension service costs	330	572	(42)%	1,005	1,649	(39)%

Depreciation and amortization expense
Cost of revenue (data center equipment)	15,520	14,712	5%	46,508	40,581	15%
Research and development	2,557	1,721	49%	6,517	9,029	(28)%
Sales and operations	3,545	4,176	(15)%	11,201	12,737	(12)%
General and administrative	679	1,143	(41)%	2,420	3,751	(35)%
Total depreciation and amortization expense	22,301	21,752	3%	66,646	66,098	0.8%

Acquisition-related costs
General and administrative	2,091	112	NM	5,138	112	NM
Total acquisition-related costs	2,091	112	NM	5,138	112	NM

Restructuring related and transformation (gain) costs
Research and development	(1,029)	1,985	(152)%	5,238	3,493	50%
Sales and operations	(106)	5,357	(102)%	8,812	6,793	30%
General and administrative	(632)	4,839	(113)%	5,815	5,320	9%
Total restructuring related and transformation (gain) costs	$(1,767)	$12,181	(115)%	$19,865	$15,606	27%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Net income	$24,230	$5,293	358%	$62,709	$27,871	125%
Adjustments:
Equity awards compensation expense	13,290	6,803	95%	32,841	22,465	46%
Amortization of acquisition-related intangible assets (1)	3,303	2,899	14%	9,174	12,594	(27)%
Acquisition-related costs	2,091	112	NM	5,138	112	NM
Restructuring related and transformation (gain) costs	(1,767)	12,181	(115)%	19,865	15,606	27%
Tax impact of the above adjustments	(114)	(2,986)	(96)%	(4,686)	(5,611)	(16)%
Total net adjustments	16,803	19,009	(12)%	62,332	45,166	38%
Adjusted net income (2)	$41,033	$24,302	69%	$125,041	$73,037	71%

Weighted average shares outstanding
- Basic	60,873,594	60,080,598		60,759,613	61,059,345
- Diluted	64,197,686	61,027,795		64,313,526	61,644,827

Adjusted net income per share
- Basic	$0.67	$0.40	68%	$2.06	$1.20	72%
- Diluted	$0.64	$0.40	60%	$1.94	$1.18	64%

(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization expense for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue as reported	$508,580	$470,345	8%	$1,600,968	$1,411,335	13%
Conversion impact U.S. dollar/other currencies	1,050	—		(34,266)	—
Revenue at constant currency(1)	509,630	470,345	8%	1,566,702	1,411,335	11%

Traffic acquisition costs as reported	(297,619)	(284,401)	5%	(956,364)	(839,463)	14%
Conversion impact U.S. dollar/other currencies	(771)	—		20,829	—
Traffic Acquisition Costs at constant currency(1)	(298,390)	(284,401)	5%	(935,535)	(839,463)	11%

Revenue ex-TAC as reported(2)	210,961	185,944	13%	644,604	571,872	13%
Conversion impact U.S. dollar/other currencies	279	—		(13,436)	—
Revenue ex-TAC at constant currency(2)	211,240	185,944	14%	631,168	571,872	10%
Revenue ex-TAC(2)/Revenue as reported	41%	40%		40%	41%

Other cost of revenue as reported	(34,935)	(34,608)	1%	(107,011)	(102,328)	5%
Conversion impact U.S. dollar/other currencies	(334)	—		547	—
Other cost of revenue at constant currency(1)	(35,269)	(34,608)	2%	(106,464)	(102,328)	4%

Adjusted EBITDA(3)	68,430	49,471	38%	211,628	147,572	43%
Conversion impact U.S. dollar/other currencies	(674)	—		(9,698)	—
Adjusted EBITDA(3) at constant currency(1)	$67,756	$49,471	37%	$201,930	$147,572	37%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	32%	27%		33%	26%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC to Revenue" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	2021	2020
Shares outstanding as at January 1,	60,639,570	62,293,508
Weighted average number of shares issued during the period	120,043	(1,234,163)
Basic number of shares - Basic EPS basis	60,759,613	61,059,345
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,553,913	585,482
Diluted number of shares - Diluted EPS basis	64,313,526	61,644,827

Shares issued as September 30, before Treasury stocks	66,315,019	66,083,172
Treasury stock as of September 30,	(5,544,527)	(5,989,258)
Shares outstanding as of September 30, after Treasury stocks	60,770,492	60,093,914
Total dilutive effect of share options, warrants, employee warrants	6,861,312	7,581,847
Fully diluted shares as at September 30,	67,631,804	67,675,761

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019

Clients	6%	2%	21,747	21,332	20,626	21,460	20,565	20,359	20,360	20,247	19,971

Revenue	8%	(8)%	508,580	551,311	541,077	661,282	470,345	437,614	503,376	652,640	522,606
Americas	—%	(8)%	204,428	221,227	203,900	312,817	204,618	185,674	191,745	306,250	213,937
EMEA	12%	(10)%	188,354	209,303	212,096	232,137	167,800	159,621	190,114	216,639	185,556
APAC	18%	(4)%	115,798	120,781	125,081	116,328	97,927	92,319	121,517	129,751	123,113

Revenue	8%	(8)%	508,580	551,311	541,077	661,282	470,345	437,614	503,376	N.A	N.A
Marketing Solutions	11%	(6)%	458,622	487,465	483,190	543,262	412,126	381,270	469,773	N.A	N.A
Retail Media (2)	(14)%	(22)%	49,958	63,846	57,887	118,020	58,219	56,344	33,603	N.A	N.A

TAC	5%	(10)%	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	(386,388)	(301,901)
Americas	(11)%	(13)%	(116,796)	(134,332)	(127,628)	(203,341)	(130,756)	(115,317)	(120,022)	(189,092)	(129,047)
EMEA	15%	(10)%	(111,869)	(124,747)	(126,648)	(137,384)	(97,272)	(90,153)	(108,397)	(124,939)	(103,899)
APAC	22%	(4)%	(68,954)	(71,999)	(73,391)	(67,383)	(56,373)	(52,228)	(68,945)	(72,357)	(68,955)

TAC	5%	(10)%	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	N.A	N.A
Marketing Solutions	13%	(6)%	(276,498)	(294,132)	(290,873)	(324,017)	(243,616)	(218,990)	(273,057)	N.A	N.A
Retail Media (2)	(48)%	(43)%	(21,121)	(36,946)	(36,794)	(84,091)	(40,785)	(38,708)	(24,307)	N.A	N.A

Revenue ex-TAC (1)	13%	(4)%	210,961	220,233	213,410	253,174	185,944	179,916	206,012	266,252	220,705
Americas	19%	1%	87,632	86,895	76,272	109,476	73,862	70,357	71,723	117,158	84,890
EMEA	8%	(10)%	76,485	84,556	85,448	94,753	70,528	69,468	81,717	91,700	81,657
APAC	13%	(4)%	46,844	48,782	51,690	48,945	41,554	40,091	52,572	57,394	54,158

Revenue ex-TAC (1)	13%	(4)%	210,961	220,233	213,410	253,174	185,944	179,916	206,012	N.A	N.A
Marketing Solutions	8%	(6)%	182,124	193,333	192,317	219,245	168,510	162,280	196,716	N.A	N.A
Retail Media (2)	65%	7%	28,837	26,900	21,093	33,929	17,434	17,636	9,296	N.A	N.A

Cash flow from operating activities	—%	94%	51,179	26,360	77,362	44,080	51,156	33,377	56,743	59,359	43,289

Capital expenditures	24%	22%	15,957	13,128	13,780	22,302	12,898	18,532	11,737	17,520	23,944

Capital expenditures/Revenue	N.A	N.A	3%	2%	3%	3%	3%	4%	2%	3%	5%

Net cash position	(21)%	2%	497,458	489,521	520,060	488,011	626,744	578,181	436,506	418,763	409,178

Headcount	1%	3%	2,658	2,572	2,532	2,594	2,636	2,685	2,701	2,755	2,794

Days Sales Outstanding (days - end of month)	N.A	N.A	70	66	64	56	62	61	62	52	57

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.

(2) Criteo operates as one operating segment. From January 1, 2021 we have disaggregated revenues between Marketing Solutions and Retail Media. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Revenue ex-TAC margin will increase. Revenue ex-TAC will not be impacted by this transition.